UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of the earliest event reported) August 21, 2008
HOLLYWOOD MEDIA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Florida	1-14332	65-0385686

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida	33431

(Address of Principal Executive Offices)	(Zip Code)
(561) 998-8000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
On August 21, 2008, Hollywood Media Corp. (“Hollywood Media”) entered into a purchase agreement (the “Purchase Agreement”) with R&S Investments, LLC (“Purchaser”) for the sale of Hollywood Media’s subsidiaries Hollywood.com, Inc. (“Hollywood.com”) and Totally Hollywood TV, LLC (collectively, the “Hollywood.com Business”). Purchaser is owned by Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer and Chairperson of the Board, and Laurie S. Silvers, Hollywood Media’s President and Vice-Chairperson of the Board. Pursuant to the Purchase Agreement, Hollywood Media sold the Hollywood.com Business to Purchaser for a purchase price of $10,000,000, which includes $1 million, which was paid to Hollywood Media at closing, and earn-out payments expected to total $9 million, as described herein. The transaction contemplated by the Purchase Agreement was consummated simultaneously with the execution of the Purchase Agreement. The Hollywood.com Business includes the Hollywood.com website and Totally Hollywood TV, LLC, which operates a free video on demand cable channel utilizing the content derived from Hollywood.com. The transaction does not include CinemasOnline, which will remain a subsidiary of Hollywood Media.
The Hollywood.com Business represented approximately four percent of Hollywood Media’s total revenue for the 12-month period ended June 30, 2008. During the same period, the Hollywood.com Business generated a net loss of approximately $2,482,482.
The purchase price for the transaction includes $1 million, which was paid to Hollywood Media at closing, and earn-out payments expected to total $9 million. Purchaser will make periodic earn-out payments equal to the greater of (i) 10 percent of gross revenue and (ii) 90 percent of EBITDA (net income before interest, taxes, depreciation and amortization and other adjustments as set forth in the Purchase Agreement) for the Hollywood.com Business until the full $9 million earn-out is paid. The Purchase Agreement provides for earn-out payments to begin in September 2009 (for the period from August 21, 2008 through July 31, 2009) and to continue on a monthly basis thereafter until the earn-out is fully paid. If a change of control of Hollywood.com occurs before the earn-out is fully paid, the remaining portion of the earn-out would be paid immediately upon such a change of control, up to the amount of consideration received by Purchaser in such a change of control. If the consideration in such a change of control is less than the remaining balance of the earn-out, then the subsequent buyer will be obligated to pay the difference in accordance with the same earn-out terms. In addition, prior to the earn-out being fully paid, in certain circumstances the sales of assets of the Hollywood.com Business that do not constitute a change of control will require Purchaser to pay amounts to Hollywood Media toward the earn-out. Also, if Hollywood.com is resold within three years, Hollywood Media will also receive five percent of any proceeds above $10 million. Hollywood Media can provide no assurance that the full amount of the earn-out will be paid.

Hollywood Media has placed $2.6 million into an escrow account to fund any negative EBITDA (net income before interest, taxes, depreciation and amortization and other adjustments as set forth in the Purchase Agreement) of the Hollywood.com Business through August 21, 2010. After such period, any remaining balance of the escrow fund will be distributed to Hollywood Media. The Purchase Agreement contains customary indemnities.
In connection with the transaction, in order to provide for an efficient and orderly transition of the Hollywood.com Business, Hollywood Media and the Hollywood.com Business entered into a transition services agreement dated August 21, 2008 (“Transition Services Agreement”), by which Hollywood Media shall provide certain limited transition related services to the Hollywood.com Business, for which Hollywood Media shall receive payments to cover all out-of-pocket costs and expenses, including, but not limited to, payments of any pro rata portions of any applicable employee salaries and benefits. The term of the Transition Services Agreement is through November 21, 2009; it is anticipated that the transition will be completed prior to November 21, 2009, and transition services related to certain ad sales and insurance may continue beyond the term.
The purchase price for the Hollywood.com Business was determined by an arms-length negotiation between Mr. Rubenstein and Ms. Silvers, on the one hand, and a Special Committee of independent directors of Hollywood Media, on the other hand.
Also on August 21, 2008, Hollywood Media entered into respective Extension and Amendment Agreements with each of Mitchell Rubenstein and Laurie S. Silvers (collectively, the “Extension Agreements”). Mr. Rubenstein and Ms. Silvers each are parties to an employment agreement with Hollywood Media with a term ending on December 31, 2008. Such employment agreements provide that, absent termination by either party by notice 30 days prior to December 31, 2008, the term of such employment agreements shall automatically renew for an additional year through December 31, 2009. Pursuant to the Extension Agreements, Hollywood Media and each of Mr. Rubenstein and Ms. Silvers have waived the termination notice right set forth in each of their respective employment agreements with respect to the term that is scheduled to end on December 31, 2008 and to have such employment agreements automatically renew through December 31, 2009. In addition, the profit sharing provision relating to the Hollywood.com Business in each of the employment agreements for Mr. Rubenstein and Ms. Silvers has been deleted pursuant to the Extension Agreements.
The foregoing summaries of the Purchase Agreement, the Transition Services Agreement and each of the Extension and Amendment Agreements do not purport to be complete and are qualified in each of its entirety by reference to each applicable agreement, each of which are respectively filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, which agreements are incorporated by reference herein.
SECTION 2 — FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information in Item 1.01 above is hereby incorporated by reference into this Item 2.01 to report the sale by Hollywood Media of the Hollywood.com Business.

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02(e) Compensatory Arrangement of Certain Officers.
The information in Item 1.01 above is hereby incorporated by reference into this Item 5.02(e) to report renewal of the respective employment agreements of each of Mr. Rubenstein and Ms. Silvers through December 31, 2009.
SECTION 8 — OTHER EVENTS

Item 8.01	Other Events.
On August 27, 2008, a press release was issued announcing the transaction described in Item 1.01 of this Current Report on Form 8-K, and such press release is filed herewith as Exhibit 99.1 hereto.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.
(b) Pro forma financial information.
The unaudited pro forma financial statements filed as Exhibit 99.2 hereto are incorporated herein by reference. The unaudited pro forma condensed consolidated balance sheet and statements of operations filed in Exhibit 99.2 herewith are presented for illustrative purposes only to show the effect of the sale of the Hollywood.com Business, as a discontinued operation, on the historical financial position and results of operations of Hollywood Media. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2008, has been prepared to reflect the sale of the Hollywood.com Business as if it had taken place on June 30, 2008, and is not necessarily indicative of the financial position of Hollywood Media had such sale occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2008 and 2007 and the fiscal years ended December 31, 2007, 2006, and 2005 have been prepared assuming that the sale of the Hollywood.com Business occurred as of January 1 of each such year and are not necessarily indicative of the results of operations for future periods or the results that actually would have been realized if the Hollywood.com Business had been sold as of January 1 of each such year. The unaudited pro forma financial statements are based on certain assumptions and adjustments described in the notes to the unaudited pro forma financial statements and should be read in conjunction with the financial statements and related notes filed in Hollywood Media’s Form 10-Q for the quarter ended June 30, 2008 and Form 10-K for the year ended December 31, 2007.
     (d) Exhibits.

10.1	Purchase Agreement dated as of August 21, 2008, between Hollywood Media Corp. and R&S Investments, LLC.

10.2	Transition Services Agreement dated as of August 21, 2008 between Hollywood Media Corp., Hollywood.com, LLC and Totally Hollywood TV, LLC.

10.3	Extension and Amendment Agreement dated as of August 21, 2008, between Hollywood Media Corp. and Mitchell Rubenstein.

10.4	Extension and Amendment Agreement dated as of August 21, 2008, between Hollywood Media Corp. and Laurie S. Silvers.

99.1	Press Release dated August 27, 2008.

99.2	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Hollywood Media Corp. as of June 30, 2008; Unaudited Pro Forma Condensed Consolidated Statements of Operations of Hollywood Media Corp. for the Six Months Ended June 30, 2008 and 2007 and the Fiscal Years Ended December 31, 2007, 2006, and 2005.
Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Hollywood Media Corp. (Registrant)
Date: August 27, 2008	/s/ Melissa H. Orlen
	Name:	Melissa H. Orlen
	Title:	Vice President, Business and Legal Affairs Authorized Representative

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